Exhibit 10.1

SECURED PROMISSORY NOTE

April 3, 2024

For value received, Asensus Surgical, Inc., a Delaware corporation (herein called the “Maker”), hereby promises to pay to KARL STORZ SE & Co. KG, a Kommanditgesellschaft organized under the laws of Germany, or its permitted assigns (hereinafter referred to as the “Holder”), the principal sum of up to $20,000,000 or so much thereof as remains outstanding from time to time. The Maker also agrees to pay interest on the principal amount of each Advance (as defined below) that is outstanding from time to time at a rate per annum equal to SOFR plus 10.0%. Interest shall commence on the date of the first Advance hereunder and accrue monthly in arrears and shall continue accruing on the unpaid principal and accrued but unpaid interest amount until paid in full. All accrued interest shall be calculated on the basis of a 360 day year and actual days elapsed. All accrued interest shall compound and be added to the principal balance on the last day of each calendar month.

SECTION 1.    Definitions. As used herein, the following terms will be deemed to have the meanings set forth below.

“Advance” means any advance made under this Note pursuant to Section 2(a).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries now or hereafter, Controls or is Controlled by or is under common Control with the Person specified.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in the State of New York or Germany are authorized or required to close.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means the following, whether now owned and existing or hereafter acquired or arising, wherever located:

(a)         all bank accounts, deposit accounts and securities accounts;

(b)         all receivables, notes and instruments;

(c)         all securities and investments;

(d)         all money, cash or cash equivalents;

(e)         all accounts receivable;

(f)         all goods and all tangible and intangible property (including inventory, equipment, fixtures and goodwill);

(g)         all real property;

(h)         all intellectual property rights;

(i)          all supporting obligations and letter-of-credit rights;

(j)         all books and records;

(k)         all rights to litigation or any claim; and

(l)         to the extent not otherwise included, all proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, whether now existing or hereafter acquired.

“Collateral Documents” means each of the agreements, instruments or documents that creates or purports to create or perfect a lien in favor of the Holder with respect to the obligations of the Maker or the Guarantors under this Note.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantors” means each of Asensus Surgical US, Inc., a Delaware corporation, Asensus International, Inc., a Delaware corporation, Asensus Surgical Italia S.r.l., an Italian società a responsabilità limitata, Asensus Surgical Europe S.à r.l., a Luxembourg société à responsabilité limitée, Asensus Surgical Taiwan Ltd, a company limited by shares, organized, registered, and established in accordance with the Company Law of the Republic of China (Taiwan), Asensus Surgical Japan K.K., a Japanese stock corporation with limited liability, Asensus Surgical Israel Ltd., an Israeli company, Asensus Surgical Netherlands B.V., a Dutch besloten vennootschap met beperkte aansprakelijkheid, and Asensus Surgical Canada, Inc., an Ontario, Canada corporation.

“Indebtedness” means, as to any Person, without duplication, all of the following, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net payment or delivery obligations of such Person under any hedging agreement; (d) all payment obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and or finance leases; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental agency or authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in either case undertaken under U.S. Federal, state or foreign law.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any instrument or arrangement having substantially the same economic effect as any of the foregoing).

“Letter of Intent” means that certain Letter of Intent, dated as of March 25, 2024, by and between the Holder and the Maker.

“Maker” has the meaning set forth in the introductory paragraph of this Note and includes any Person that succeeds to or assumes the obligations of the Maker under this Note in accordance with terms of this Note.

“Maturity Date” means the earliest of (i) the date that is thirty days after Maker ceases discussions with respect to the Proposed Transaction (as defined in the Letter of Intent) or determines not to proceed with the Proposed Transaction on the terms set forth in the Letter of Intent, (ii) the date that is sixty days after the lapse of the Exclusivity Period (as defined in the Letter of Intent) due to Holder’s election not to extend such period, (iii) the date that is thirty days after the Merger Documentation (as defined in the Letter of Intent) is terminated in connection with (A) any breach of the Merger Documentation (as defined in the Letter of Intent) by the Maker, (B) a change of recommendation or failure to publicly reconfirm the Board of Director’s recommendation in favor of the Proposed Transaction under the Merger Documentation by the Board of Directors of the Maker, or (C) the Maker entering into an Alternative Transaction (as defined in the Letter of Intent), (iv) the date that is sixty days after the Merger Documentation (as defined in the Letter of Intent) is terminated under any other circumstances not set forth in the preceding subclause (iii) and (v) October 30, 2024.

“Note” means this secured promissory note issued by the Maker and guaranteed by the Guarantors.

“Person” means any person, corporation, general or limited partnership, joint venture, trust, limited liability company, association or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Prepayment Premium” means 5.0% of the principal amount outstanding under this Note.

“SOFR” means, the rate per annum determined by the Holder as the forward-looking term rate for a one-month tenor published by the Federal Reserve Bank of New York. SOFR shall be determined on the first day of each calendar month and shall re-set on the first calendar day of each month.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“Triggering Event” means:

(a)         Failure by the Maker or the Guarantors to make any payment hereunder when due and payable; or

(b)         The Maker or any Guarantor (i) voluntarily ceases to conduct its business in the ordinary course; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

(c)         (i) Any involuntary Insolvency Proceeding is commenced or filed against the Maker or a Guarantor, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of the Maker's or a Guarantor’s assets or properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Maker or a Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Maker or a Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its assets, property or business; or

(d)         any representation, warranty, certification or statement of fact made or deemed made by the Maker or the Guarantors herein, in any Collateral Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e)         the Maker or a Guarantor fails to perform or observe any term, covenant or agreement contained in this Note or any Collateral Document; or

(f)         any material provision of this Note or any Collateral Document at any time after its execution and delivery and for any reason ceases to be in full force and effect; or the Maker or a Guarantor contests in writing the validity or enforceability of this Note or the Collateral Documents, or denies in writing that it has any or further liability or obligation under this Note or the Collateral Documents; or

(g)          any Collateral Document ceases to create, or any lien purported to be created by any Collateral Document shall be asserted in writing by the Maker or a Guarantor not to be, a valid and perfected first priority lien on and security interest in a material portion of the Collateral purported to be covered thereby; or

(h)          there is entered against the Maker or a Guarantor, a final judgment in excess of $500,000 and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 90 consecutive days; or

(i)         the Maker terminates negotiations under the Letter of Intent.

SECTION 2.     Advances.

(a)    Subject to the terms and conditions set forth herein, the Holder agrees to make up to twelve advances, on the terms and subject to the conditions below:

(i)      one (1) installment of $1,000,000 on the date hereof;

(ii)     up to nine (9) installments of $1,000,000, to be distributed with each extension of the Exclusivity Period (as defined in the Letter of Intent) following the date of this Note;

(iii)    at the Maker’s election, one (1) installment of $5,000,000 on the date the Maker and the Holder execute the Merger Documentation (as defined in the Letter of Intent); and

(iv)    at the Maker’s election, one (1) installment of $5,000,000 on the one-month anniversary of the date the Maker and the Holder execute the Merger Documentation (as defined in the Letter of Intent), provided, however the installment under this clause (iv) shall not be available if the Transaction (as defined in the Letter of Intent) has closed prior to such date.

(b)    Any Advance or any portion thereof, once prepaid or repaid, may not be reborrowed.

(c)    The payments described in Sections 2(a)(i) and 2(a)(ii) above shall be automatic upon execution of this Agreement and upon any extension of the Exclusivity Period by Holder, respectively. To request any Advance pursuant to Section 2(a)(iii) or 2(a)(iv), the Maker shall notify the Holder of such request no later than 10:00 a.m. Eastern time three Business Days prior to the date of such requested Advance (or at such later date and/or time agreed to by the Holder). Such notice of a request for any Advance shall be in writing. In connection with any Advance, the Maker shall certify to the Holder that (i) the Maker shall not have breached any of its obligations under the Merger Documentation (as defined in the Letter of Intent), to the extent the Merger Documentation has been executed at such time, (ii) the representations of warranties made by Maker under the Merger Documentation, to the extent the Merger Documentation has been executed at such time, will be true and correct (giving effect to the words “materially” or “material” or to any qualification based on the term “Company Material Adverse Effect” or the like in such representations and warranties), (iii) there has not been any change of recommendation or failure to publicly reconfirm the Board of Director’s recommendation in favor of the Proposed Transaction under the Merger Documentation (as defined in the Letter of Intent) by the Board of Directors of the Maker, to the extent the Merger Documentation has been executed at such time, (iv) there is not, and has been no Triggering Event under this Note, (v) the Merger Documentation shall not have been terminated, and (vi) the Maker will use the proceeds of such Advance in accordance with the operating plan delivered under the Merger Documentation (as defined in the Letter of Intent), to the extent the Merger Documentation has been executed at such time. If notice is given after 10:00 a.m. Eastern time, it shall be deemed to have been given on the next succeeding Business Day. Each notice as provided in this Section 2(c) shall be irrevocable and binding on the Maker.

SECTION 3.   Payments.  The principal amount of this Note may be repaid, in whole but not in part, together with all accrued but unpaid interest, at the option of the Maker. Otherwise, the principal amount, and any accrued but unpaid interest shall be due on the applicable Maturity Date in U.S. dollars, at such address or to such account, as applicable, as shall be designated to the Maker by the Holder. The Prepayment Premium will be due and payable by the Maker in connection with (A) any prepayment of the Advances prior to the Maturity Date, (B) any payment on the Maturity Date if the Maturity Date occurs as a result of clause (i), (iii), (iv) or (v) of the definition of “Maturity Date” and (C) any acceleration of the obligations hereunder pursuant to Section 5. Notwithstanding anything to the contrary, the entire unpaid principal balance, all accrued but unpaid interest on this Note, and any Prepayment Premium, if applicable, will be made in full on the Maturity Date or, if earlier, on the date of the applicable Triggering Event in U.S. dollars, at such address or to such account, as applicable, as shall be designated to the Maker by the Holder.

SECTION 4.   Taxes.

(a)    The parties agree that, under current law, no payment under this Note shall be subject to any withholding taxes. If, in connection with a change in applicable law, Maker is required to withhold any amounts in respect of taxes under applicable law, Maker shall notify the Holder of such requirement and shall cooperate fully with the Holder to reduce or eliminate any such withholding taxes. The Maker shall provide the Holder with any information reasonably requested by the Holder to comply with its tax filing obligations in connection with the Note.

(b)    Maker shall pay any present or future stamp, transfer, or documentary taxes or any other excise or property taxes, charges, or similar levies, and any penalties, additions to tax, or interest due with respect thereto, that may be imposed by any jurisdiction in connection with the execution, delivery, enforcement or registration of this Note.

SECTION 5.   Acceleration. Upon the occurrence of a Triggering Event and during the continuation thereof, the entire principal balance of this Note, together with all accrued and unpaid interest thereon and the Prepayment Premium, shall, at the Holder’s election, immediately become due and payable, without presentment, notice, or demand of any kind; provided, that upon the occurrence of a Triggering Event under clauses (b) or (c) of said definition, the entire principal balance of this Note shall immediately become due and payable without any action on the part of the Holder.

SECTION 6.   Representations and Warranties. Each of the Maker and the Guarantors hereby represent and warrant as follows:

(a)         Such Person has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Note.

(b)         This Note has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)         Except as set forth on Schedule 6(c), no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Maker and the Guarantors of this Note.

(d)         Such Person (i) is a Person duly formed and registered, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation, organization, or equivalent, (ii) has all organizational power and authority to (x) own or lease its assets and carry on its business as currently conducted and (y) execute, deliver and perform its obligations under this Note, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification, except to the extent any noncompliance could not reasonably be expected, individually or in the aggregate, to (A) materially and adversely affect the business, assets, results of operations, condition (financial or otherwise) or prospects of the Maker or the Guarantors or (B) impair the ability of the Maker or the Guarantors to perform its and their obligations hereunder or (C) adversely affect the validity, legality or enforceability of this Note, any material provision therein, or the rights or remedies of the Holder hereunder, and (iv) is in compliance in all material respects with all applicable laws, orders, writs, injunctions and orders.

(e)         No intellectual property of the Maker or the Guarantors is subject to any Liens.

SECTION 7.   Covenants.

(a)         Each of the Maker and the Guarantors shall at all times preserve and keep in full force and effect its (i) existence and (ii) all material rights, franchises and other governmental approvals.

(b)          Each of the Maker and the Guarantors shall maintain with financially sound and reputable insurance companies insurance in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area.

(c)         Each of the Maker and the Guarantors shall, and shall cause each of their subsidiaries to, conduct its business in compliance in all material respects with all applicable law and all its contractual obligations except to the extent any noncompliance could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on (i) the business, assets, results of operations, condition (financial or otherwise) or prospects of the Maker or the Guarantors or (ii) the ability of the Maker or the Guarantors to perform its obligations hereunder or (iii) the validity, legality or enforceability of this Note, any material provision therein, or the rights or remedies of the Holder hereunder.

(d)         Each of the Maker and the Guarantors shall not directly or indirectly make, declare or pay any dividends or distribution of any kind or repurchase any of its equity interests.

(e)         The Maker shall at all times, directly or indirectly, own 100% of the outstanding equity interests of each of the Guarantors.

(f)         Neither the Maker nor the Guarantors shall create, incur, assume or suffer to exist any Lien upon the Collateral, subject to the existing pledges and guarantees on Schedule 7(f).

(h)         Except as set forth on Schedule 7(h) to this Note, the Maker and the Guarantors shall not incur or assume any Indebtedness, other than the Advances.

(i)         The Maker and the Guarantors shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, other than transactions among the Maker and the Guarantors in the ordinary course of business.

(j)          The Maker and the Guarantors shall not sell, lease or otherwise transfer any property or assets that constitute Collateral other than ordinary course sales of products.

(k)         The Maker shall use the proceeds of the Advances solely for working capital funding requirements and other general corporate purposes of the Maker and the Guarantors in the ordinary course of business; provided, that any dividends, bonus payments to senior employees that are proposed after the date hereof, and/or capital expenditures in excess of $50,000 shall require the prior written consent of the Holder, even if considered ordinary course by the Maker.

(l)         The Maker shall furnish to the Holder on the date hereof, and every Wednesday of each week thereafter (in each case, as such date may be extended by the Holder in its sole discretion), (i) a statement of the cash balances of the Maker and the Guarantors and (ii) a 10‑week cash flow projection of the Maker and the Guarantors, in the form of Exhibit A hereto.

(m)         If requested by Maker, on a monthly basis promptly after the end of each calendar month, the Holder shall furnish to the Maker its calculation of accrued and unpaid interest owed hereunder.

SECTION 8.   Security Interest and Related Provisions.

(a)         In order to secure all of the Maker’s and the Guarantors’ obligations under this Note, each of the Maker and the Guarantors hereby grant and assign to the Holder a security interest in the Collateral.

(b)         In order to perfect the security interest contemplated hereby, the Maker and the Guarantors shall (i) to the extent reasonably requested by the Holder, enter into deposit account control agreements or a securities account control agreements, as applicable, in favor of the Holder, with respect to any account in which Collateral is held or may be transferred, (ii) as of the date hereof, enter into and deliver intellectual property security agreements with respect to all intellectual property registered and/or applied for in the United States, and (iii) enter into and deliver supplements to such intellectual property security agreements to perfect the security interest in any intellectual property registered and/or applied for in the United States subsequent to the date hereof.

(c)         After the occurrence and during the continuation of a Triggering Event or failure to pay the accrued principal and interest on an applicable Maturity Date, upon written notice from the Holder to the Maker, the Holder shall be entitled to (i) inspect and appraise the Collateral and to prepare, repair, assemble or process the Collateral for sale, lease or other disposition; (ii) cause any or all of the Collateral to be transferred of record into the name of the Holder or its nominee; (iii) remove Collateral to the premises of the Holder or any other location selected by the Holder, for such time as the Holder may desire, for any purpose not prohibited hereby or by applicable law; and (iv) exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral. To the extent permitted by law, the Maker hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.

(d)         After the occurrence and during the continuation of a Triggering Event or failure to pay the accrued principal and interest on an applicable Maturity Date, upon written notice from the Holder, all rights of the Maker and the Guarantors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise as the record owner of the any of the Collateral constituting securities shall immediately cease to be effective upon its receipt of notice from the Holder of the Holder’s intent to exercise its rights hereunder, and upon delivery of such notice all such voting and other consensual rights shall become vested in the Holder who shall thereupon have the sole right to exercise such voting and other consensual rights. Each of the Maker and the Guarantors hereby grants to the Holder an irrevocable proxy, with full power of substitution, coupled with an interest, to exercise the voting and other consensual rights pertaining to such Collateral, exercisable if and to the extent that the Holder is entitled to exercise such rights pursuant to this Section 8(d).

(e)     If a Triggering Event has occurred and is then continuing:

(i) The Holder may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all the rights and remedies of a secured party upon default under the laws of the United States of America, and the Holder may also sell the Collateral at public or private sale, at any exchange, broker’s board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Holder may deem advisable.

(ii) Any cash held by the Holder as Collateral and all cash proceeds received by the Holder in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied to the payment of the obligations of the Maker or the Guarantors due to the Holder hereunder in the manner determined by the Holder in its sole discretion. Any surplus of such cash or cash proceeds held by the Holder and remaining after payment in full of such obligations shall be paid over to the Maker, the Guarantors or to whomsoever may be lawfully entitled to receive such surplus.

(f)         Each of the Maker and the Guarantors hereby irrevocably appoints the Holder and its employees and agents as the Maker’s and the Guarantors’ true and lawful attorneys-in-fact, with full power of substitution, to do (i) all things required to be done by the Maker or the Guarantors under this Note, and (ii) all things that the Holder may deem necessary or advisable to assure the attachment, perfection and first priority of the security interest granted hereunder or otherwise to exercise rights and remedies of the Holder hereunder or carry out the intent of this Note, including, without limitation, (A) after a Triggering Event default has occurred, to discharge past due taxes, assessments, charges, fees or liens on the Collateral, and (B) after a Triggering Event default has occurred, to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Holder to the Maker’s or the Guarantors’ obligations as provided herein. Without limitation, the Holder and its employees and agents shall be entitled to file financing statements and amendments thereto in respect of the Collateral, including financing statements describing such property as “all assets” or “all personal property,” whether now owned or hereafter acquired. The Holder shall be under no obligation whatsoever to take any of the foregoing actions, and absent gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment, the Holder and its shareholders, directors, officers, employees and agents shall have no liability or responsibility for any act taken or omitted with respect thereto. A copy of this Note shall be conclusive evidence of the Holder’s right to act under this Section 8 as against all third parties.

(g)         Each of the Maker and the Guarantors shall, at its own expense, perform promptly upon the reasonable request of the Holder such acts as may be necessary or advisable, or that the Holder may request at any time, to assure the attachment, perfection and first priority of the security interest granted hereunder, to exercise rights and remedies hereunder, or to carry out the intent of this Note, including, without limitation, updating a Guarantor’s shareholder registers (or equivalent) over LLC interests, making filings with the US Patent and Trademark Office and the US Copyright Office to update the chain of title of the Collateral (including updating assignee records, correcting errors in record and recording releases of former security interests in Collateral) and providing any notices, making any filings and taking any other action as may be required by any applicable law.

(h)         Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by them hereunder, the Holder shall have no duty of care with respect to the Collateral. The Holder shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Holder accords its own property. In addition, the Holder shall have no obligation to take any actions to preserve rights against other parties or property with respect to any Collateral.

(i)         The Holder shall not have any duties or responsibilities except those expressly set forth in this Note and in the Collateral Documents. Without limiting the generality of the foregoing, the Holder: (x) shall not be subject to any fiduciary or other implied duties, regardless of whether a Triggering Event has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Collateral Documents with reference to the Holder is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, (y) shall not have any duty to take any discretionary action or exercise any discretionary powers, and (z) shall not be liable for any action taken or not taken by it in the absence of its gross negligence or willful misconduct as determined by the final and non‑appealable judgment of a court of competent jurisdiction.

SECTION 9.   Guarantee.

(a)          Each of the Guarantors irrevocably, absolutely and unconditionally guarantees, jointly and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Maker’s obligations under this Note, whether at maturity, by acceleration or otherwise. Each of the Guarantors further agrees that the Maker’s obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantors and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification. To the fullest extent permitted by applicable law, each of the Guarantors (i) waives promptness, presentment to, demand of payment from, and protest to, the Maker of any of the Maker’s obligations, and (ii) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

(b)         Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the guaranteed obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Holder to any security held for the payment of any of the guaranteed obligations. The obligations of the Guarantors hereunder are independent of the obligations of the Maker, and a separate action or actions may be brought and prosecuted against the Guarantors whether or not action is brought against the Maker and whether or not the Maker is joined in any such action or actions. Any payment required to be made by the Guarantors hereunder may be required by the Holder on any number of occasions.

(c)          Anything contained in this Note to the contrary notwithstanding, the obligations of the Guarantors under this Note shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Note subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law.

(d)          The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Holder or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of this Note, any Collateral Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Note or any Collateral Document; (iii) the release of, or any impairment of any security held by the Holder for the guaranteed obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the guaranteed obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Holder; (vi) any change in the corporate existence, structure or ownership of the Maker, the lack of legal existence of the Maker or legal obligation to discharge any of the guaranteed obligations by the Maker for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Maker; (vii) the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Maker or the Holder, whether in connection with this Note or any unrelated transaction; or (viii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense (other than a defense of payment in full) to, or discharge of, the Maker as a matter of law or equity. To the fullest extent permitted by applicable law, the Guarantors waive any defense based on or arising out of any defense of the Maker or the unenforceability of the guaranteed obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Maker. To the fullest extent permitted by applicable law, the Guarantors waive any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy.

(e)          Upon the formation or acquisition of any new direct or indirect subsidiary by the Maker or any of the Guarantors, the Maker or such Guarantor shall within ten (10) days after such formation, acquisition:

(i)          cause each such subsidiary to duly execute and deliver to the Holder joinders to this Note as Guarantors, intellectual property security agreements and other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Holder, in each case granting Liens required hereunder;

(ii)         cause each such subsidiary to deliver any and all certificates and instruments representing Collateral that are required to be delivered hereunder, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(iii)        take and cause such subsidiary and each direct or indirect parent of such subsidiary to take whatever action (including the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Holder to vest in the Holder (or in any representative of the Holder designated by it) valid and perfected Liens to the extent required hereunder, and to otherwise comply with the requirements of this Note.

SECTION 10.   Miscellaneous.

(a)         Any notice required by the provisions of this Note shall be given in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by email, with confirmation of receipt, to the Holder, the Maker or the Guarantors, as the case may be, at its address set forth on the signature page hereof. All notices sent in accordance with this section shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail.

(b)         In no event shall the interest rate or rates payable under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Maker by its issuance hereof, each Guarantor by its guarantee hereof, and the Holder by its acceptance hereof intend to legally agree upon the rate of interest and manner of payments stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum rate allowable under applicable law, then, ipso facto as of the date of this Note, each of the Maker and each Guarantor is and shall be liable only for the payment of such maximum amount as allowed by law, and payment received from the Maker or the Guarantors in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

(c)         Each of the Maker and the Guarantors and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand, and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(d)         This Note shall be governed by and construed in accordance with laws of the State of New York.

(e)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York State court in each case sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Note or any Collateral Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note or any Collateral Agreement shall affect any right that Holder may otherwise have to bring any action or proceeding relating to this Note or any Collateral Agreement against the Maker or its properties in the courts of any jurisdiction.

(f)         Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or any Collateral Agreement in any court referred to in Subsection (e) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g)         Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10(a). Nothing in this Note or any Collateral Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(h)         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY COLLATERAL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTATION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(h).

(i)         The Maker shall maintain a separate register for the registration of the Note (the “Register”). The Register shall contain (i) the names and addresses of each person that holds any interest in this Note (including for the avoidance of doubt any person to which the Holder (or any of its successors or assigns) transfer any interest in the Note), (ii) the principal amounts (and stated interest) of the Note owing to each such person pursuant to the terms hereof from time to time, (iii) the date and amount of each interest payment by Maker to Holder and (iv) the date and amount of each payment of any principal amount by Maker to Holder. Notwithstanding anything to the contrary in this Note, the entries in the Register shall be conclusive absent manifest error, and the Holder and the Maker shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all purposes of this Note. The Register shall be available for inspection by the Holder at any reasonable time and from time to time upon reasonable prior notice. The parties intend the loan to be in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and this Note shall be interpreted in accordance with such intent.

(j)         This Note shall be binding upon the successors and assigns of the Maker and the Guarantors and shall inure to the benefit of the Holder and its successors and assigns; provided, however, that none of the Maker nor the Guarantors may assign this Note without the prior written consent of the Holder; provided, further, that the Holder may not assign this Note prior to the occurrence of a Triggering Event, and any assignment in violation hereof shall be void ab initio. The Maker shall record any assignment permitted by this paragraph in the Register pursuant to the rules under Section 1.871-14(c)(1)(i) of the United States Treasury Regulations.

Remainder of page left intentionally blank.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note effective on the date first above written.

Maker:

Asensus Surgical, Inc.,
a Delaware corporation

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Chief Executive Officer

Address for Notices:

Guarantors:

Asensus Surgical US, Inc.,
a Delaware corporation,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Chief Executive Officer

Address for Notices:

Asensus International, Inc.,
a Delaware corporation,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Chief Executive Officer

Address for Notices:

Asensus Surgical Italia S.r.l.,
an Italian società a responsabilità limitata,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Director

Address for Notices:

Asensus Surgical Europe S.à r.l.,
a Luxembourg société à responsabilité limitée,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Class B Manager

Address for Notices:

Asensus Surgical Taiwan Ltd.,
a company limited by shares, organized, registered, and established in accordance with the Company Law of the Republic of China (Taiwan),

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Director

Address for Notices:

Asensus Surgical Japan K.K.,
a Japanese stock corporation with limited liability,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Representative Director

Address for Notices:

Asensus Surgical Israel Ltd.,
an Israeli company,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Chief Executive Officer

Address for Notices:

Asensus Surgical Netherlands B.V.,
a Dutch besloten vennootschap met beperkte aansprakelijkheid,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Director

Address for Notices:

Asensus Surgical Canada, Inc.,
an Ontario, Canada corporation,

By:	/s/ Anthony Fernando
Name:	Anthony Fernando
Title:	Chief Executive Officer

Address for Notices:

Acknowledged and Agreed:

Holder:

KARL STORZ SE & Co. KG,
a Kommanditgesellschaft organized under the laws of Germany

By:	/s/ Michael Tröndle
Name:	Michael Tröndle
Title:	Executive Vice President Global Finance & IT

Address for Notices:

Attention:

Email: